As Filed With The Securities And Exchange Commission On January 12, 2009
Registration No. 333-147694

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILMINGTON TRUST	WILMINGTON TRUST
CORPORATION	CAPITAL A
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

51-0328154	26-6675375
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Wilmington Trust Capital A
Wilmington Trust Corporation	c/o Wilmington Trust Corporation
Rodney Square North	Rodney Square North
1100 North Market Street 19890	1100 North Market Street 19890
(302) 651-1000	(302) 651-1000
(Address, Including Zip Code, and Telephone Number,	(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Registrant’s Principal Executive Offices)

Gerard A. Chamberlain, Esquire
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(302) 651-1268
(Name And Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service Of
Process)

Copies To:

Richard F. Langan, Jr., Esquire	Roxane F. Reardon, Esquire
Nixon Peabody LLP	Simpson Thacher & Bartlett LLP
437 Madison Avenue	425 Lexington Avenue
New York, New York 10022	New York, New York, 10017
(212) 940-3000	(212) 455-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment No. 2 to the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of each class of securities to be registered	registered(1)(2)	per unit(1)(2)	offering price(1)(2)	fee(5)
Common Stock, $1.00 Par Value Per Share
Preferred Stock Purchase Rights (3)
Debt Securities
Junior Subordinated Debentures
Preferred Stock
Depositary Shares
Purchase Contracts
Units
Warrants
Rights
Wilmington Trust Corporation Guarantees of Trust Preferred Securities of Wilmington Trust Capital A (4)
Trust Preferred Securities of Wilmington Trust Capital A

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). Also see footnote (5) below.

(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time. Securities registered under this registration statement may be sold either separately or as units comprised of more than one type of security registered hereunder. The securities registered also include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(3)	Each share of common stock includes a preferred stock purchase right as described under “Description Of Common Stock.”

(4)	No separate consideration will be received for the Guarantees and, pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect thereof.

(5)	In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of the entire registration fee.

Explanatory Note
This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Wilmington Trust Corporation (File No. 333-147694) is being filed for the purpose of (i) adding Wilmington Trust Capital A, a statutory trust formed under the laws of the State of Delaware (the “Trust”), as an issuer and co-registrant to the Registration Statement hereunder, (ii) adding additional classes of securities to the Registration Statement as described in the accompanying prospectus pursuant to Rule 413, (iii) updating the information in Part II of the Registration Statement with respect to the addition of the Trust and the additional classes of securities referenced herein, and (iv) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS
WILMINGTON TRUST CORPORATION
COMMON STOCK
DEBT SECURITIES
JUNIOR SUBORDINATED DEBENTURES
PREFERRED STOCK
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS
WARRANTS
RIGHTS
WILMINGTON TRUST CAPITAL A
TRUST PREFERRED SECURITIES
fully and unconditionally guaranteed as described herein by
WILMINGTON TRUST CORPORATION

Wilmington Trust Corporation and Wilmington Trust Capital A may offer, issue, and sell any of the types of securities listed above or any combination thereof from time to time.
This prospectus provides you with a general description of certain of these securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. Any such prospectus supplement also may add to or update information contained in this prospectus. This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
The Company and the Trust or selling securityholders may offer and sell the securities directly to you, through agents, or through underwriters or dealers. Any agents, underwriters, or dealers used to sell the securities will be named and their compensation will be described in a prospectus supplement. The net proceeds we expect to receive from those sales will be described in the prospectus supplement.
The Company’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “WL.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
These securities will not be savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other governmental agency.
Investing in these securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2008, the risk factors described under the caption “Risk Factors” in this prospectus or in any applicable prospectus supplement, and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as referenced on page 2 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2009

In this prospectus, “we,” “us,” “our,” “Wilmington Trust,” and the “Company” refer to Wilmington Trust Corporation and its subsidiaries, and “Trust” refers to Wilmington Trust Capital A, unless specified otherwise or unless the context requires otherwise.

-i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Wilmington Trust and the Trust filed with the SEC using a “shelf” registration process. Under this shelf process, Wilmington Trust and the Trust may offer and sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of certain securities we may offer.
Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in that prospectus supplement. You should read this prospectus, the applicable prospectus supplement, and the additional information incorporated by reference into this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution, a description of the securities, if applicable, and any underwriting compensation and the other specific material terms related to the offering of the securities. The prospectus supplement also may contain information about material U.S. federal income tax considerations relating to the securities where applicable. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference into our registration statement of which this prospectus forms a part.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed with the SEC, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the caption “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we have nor the Trust have authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. These securities are not being offered in any jurisdiction in which the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, or any documents incorporated by reference herein or therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date.
RISK FACTORS
An investment in our securities is subject to risk. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein.
Before you decide to invest in our securities, you should consider the risk factors below as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act before making an investment decision. Please refer to “Where You Can Find More Information” in this prospectus for discussions of these other filings.

We are subject to certain principal interest rate and credit risks associated with commercial and consumer lending.
A certain degree of credit risk is inherent in the various lending activities of our two depository institutions, Wilmington Trust Company (“WTC”) and Wilmington Trust FSB (together with WTC, the “Banks”). The Banks offer fixed and adjustable interest rates on loans, with terms of up to 30 years. Adjustable rate mortgage (“ARM”) loans increase the responsiveness of the Banks’ loan portfolios to changes in market interest rates. However, ARM loans generally carry lower initial interest rates than fixed-rate loans. Accordingly, they may be less profitable than fixed-rate loans during the initial interest rate period. In addition, since they are more responsive to changes in market interest rates than fixed-rate loans, ARM loans can increase the possibility of delinquencies in periods of high interest rates.
The Banks also originate loans secured by mortgages on commercial real estate and multi-family residential real estate. At September 30, 2008, the Banks’ commercial real estate portfolio totaled $1.8 billion, or 18.8% of total loans. Since these loans usually are larger than one-to-four family residential mortgage loans, they generally involve greater risks than one-to-four family residential mortgage loans. In addition, since customers’ ability to repay those loans often is dependent on operating and managing those properties successfully, adverse conditions in the real estate market or the economy generally can impact repayment of these loans more severely than loans secured by one-to-four family residential properties. Moreover, the commercial real estate business is subject to downturns, overbuilding, and local economic conditions.
The Banks also make construction loans for residences and commercial buildings, as well as on unimproved property. At September 30, 2008, the Banks’ commercial real estate-construction loan portfolio totaled $1.9 billion, or 19.9% of total loans. While these loans receive higher yields than those obtainable on permanent residential mortgage loans, the higher yields correspond to the higher risks associated with construction lending. Those include risks associated with the type of property securing the loan, including that the properties are not currently generating income. Accordingly, consistent with industry practice, the Banks sometimes fund the interest on a construction loan by including the interest as part of the total loan, further increasing the indebtedness secured by the property. Moreover, construction lending often involves disbursing substantial funds with repayment dependent largely on the success of the ultimate project instead of the borrower’s or guarantor’s ability to repay. Again, adverse conditions in the real estate market or the economy generally can impact repayment of construction loans more severely than loans secured by one-to-four family residential properties.
At September 30, 2008, the Banks’ consumer loan portfolio totaled $1.8 billion, or 18.6% of total loans. Consumer loans potentially have a greater risk than residential mortgage loans, particularly in the case of loans that are unsecured. Repayment of consumer loans is dependent on the borrower’s ongoing financial stability, and thus is more likely to be affected adversely by job loss, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on those loans. During periods of economic slowdown, we may experience higher levels of past due amounts, which could result in higher levels of allowances for loan losses. We also face the risk that, to the extent a loan is collateralized, collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance.
In the event of worsening economic conditions or deterioration in commercial and real estate markets, such as the current conditions, we would expect and have experienced increased non-performing assets, credit losses, and provisions for loan losses. Please refer to our Current Report on Form 8-K filed with the SEC on January 7, 2009 and “Commercial Lending,” “Construction Lending,” “Consumer Lending,” and “Residential Mortgage Lending” in our Management’s Discussion and Analysis in our Annual Report to Shareholders for 2007 for discussions of our credit risk.
Our investment securities portfolio is subject to credit risk, market risk, and illiquidity.
Our investment securities portfolio has risks beyond our control that can significantly influence the fair value of the securities it contains. These factors include, but are not limited to, rating agency downgrades of the securities, defaults of the issuers of the securities, lack of market pricing of the securities, and continued instability in the credit markets. The current lack of market activity and the illiquidity of the securities have, in certain circumstances, required us to base our fair market valuation on unobservable inputs. Any change in current accounting principles or interpretations of these principles could impact our assessment of fair value and thus our determination of other-than-temporary impairment. In November 2008, Moody’s Investor Services downgraded the ratings of a number of securities held in our investment portfolio, which increases the potential for these securities to become other-than-temporarily impaired. Such a determination would require the Company to record a non-cash, other-than-temporary impairment charge in an amount that reflects any decrease in valuations.
We are subject to liquidity risks.
Market conditions, including a diminished ability to access the capital markets or other events, could negatively affect the level or cost of liquidity available to us, which would affect our ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth and new business transactions at a reasonable cost, in a timely manner, and without adverse consequences. Core deposits are our primary source of funding. At September 30, 2008, our total loans relative to core deposits was 173%. Because our consumer banking and core deposit-gathering activities remain focused in Delaware, while our commercial banking activities have expanded throughout the mid-Atlantic region, we are dependent on non-core funding sources to augment our core deposits. A significant decrease in our core deposits, an inability to obtain alternative funding to our core deposits, or a substantial, unexpected, or prolonged change in the level or cost of liquidity could have a negative effect on our business and financial condition. Please refer to “Liquidity and Funding” in our Management’s Discussion and Analysis in our Annual Report to Shareholders for 2007 and in our Form 10-Q for the third quarter of 2008 for a discussion of our liquidity risk.
We and/or the holders of our securities could be adversely affected by unfavorable rating actions from rating agencies.
Our ability to access the capital markets is important to our overall funding profile. This access is affected by the ratings assigned by rating agencies to us, certain of our affiliates, and particular classes of securities that we and our affiliates issue. The interest rates that we pay on our securities are also influenced by, among other things, the credit ratings that we, our affiliates, and/or our securities receive from recognized rating agencies. On September 3, 2008, Standard & Poor’s confirmed its rating of us and WTC, but lowered its outlook for us to negative from stable because of concerns over our real estate construction portfolio and declining capital ratios. Standard & Poor’s reaffirmed these actions on December 30, 2008. On December 8, 2008, Moody’s Investors Service issued a press release that indicated that it had placed our ratings and those of WTC on review for possible downgrade. The rating agency said that its review will focus on our ability to generate tangible capital in the near- to intermediate-term, reliance on brokered CDs, loan loss provisioning needs, and capital management.
A sustained weakness or weakening in business and economic conditions generally or specifically in the principal markets in which we do business could affect our business and operating results adversely.
Our business could be affected adversely to the extent that weaknesses in business and economic conditions have direct or indirect impacts on us or on our customers and counterparties. These conditions could lead, for example, to one or more of the following:
•	a decrease in the demand for loans and other products and services we offer;

•	a decrease in customer savings generally and in the demand for savings and investment products we offer; or

•	an increase in the number of customers and counterparties who become delinquent, file for protection under bankruptcy laws, or default on their loans and other obligations to us. An increase in the number of delinquencies, bankruptcies, or defaults could result in a higher level of nonperforming assets, net charge-offs, and provisions for loan losses.
Although many of our businesses are national in scope, our retail and commercial banking business is concentrated in Delaware, Pennsylvania, Maryland, and New Jersey, and thus that business is particularly vulnerable to adverse changes in economic conditions in these regions.

There can be no assurance that recently enacted legislation will help stabilize the U.S. financial system.
The Emergency Economic Stabilization Act of 2008, or the EESA, was recently enacted in response to the financial crises affecting the banking system and financial markets and the questionable ability of certain investment banks and other financial institutions to continue as a going concern. Pursuant to EESA, the United States Department of the Treasury (the “Treasury”) has the authority to, among other things, purchase up to $700 billion of mortgages, mortgage-backed securities, and certain other financial instruments from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. The Treasury announced a Capital Purchase Program (the “CPP”) under EESA pursuant to which it has purchased and will continue to purchase senior preferred stock in participating financial institutions. On December 12, 2008, pursuant to a Letter Agreement and a Securities Purchase Agreement (the “Purchase Agreement”) with the Treasury, we issued to the Treasury $330,000,000 aggregate liquidation amount of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00, and a warrant for the purchase of up to 1,856,714 shares of our common stock.
There can be no assurance, however, as to the actual impact that EESA, including the CPP and the Treasury’s Troubled Asset Repurchase Program (“TARP”), will have on the financial markets or on us. The failure of these programs to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit, or the trading price of our securities.
The failure of other financial institutions could adversely affect us.
Our ability to engage in funding transactions could be adversely affected by the actions and failure of other financial institutions. Financial institutions are interrelated as a result of trading, clearing, counterparty, and other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparts in the financial services industry, including brokers and dealers, commercial banks, investment banks, insurers, mutual and hedge funds, and other institutional clients. As a result, defaults by, or even questions or rumors about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or other institutions. Many of these transactions expose us to credit risk in the event of a default by our counterparty or client. In addition, our credit risk may be exacerbated when collateral we hold cannot be relied upon or is liquidated at prices not sufficient to recover the full amount of our exposure. Any such losses could materially and adversely affect our results of operations.
Current levels of market volatility are unprecedented.
The capital and credit markets have been experiencing volatility and disruption for over a year. Recently, this volatility and disruption have reached unprecedented levels, and in many cases have produced downward pressure on stock prices and credit availability for certain issuers without regard to the underlying financial strength of those issuers. If current levels of market disruption and volatility continue or worsen, there can be no assurance that those conditions will not have a material adverse effect on our business, financial condition, and results of operations.
Our financial condition and results of operations could be adversely affected by previous or future acquisitions.
We have acquired companies and business units in the past, and may from time make additional acquisitions in the future. The acquisition of other entities or business units presents many risks including, but not limited to, unknown or contingent liabilities not fully discovered in the due diligence process, the inability to integrate personnel and operating systems efficiently and cost-effectively, loss of customers, and the continuing profitability of the acquired entity or business unit. A portion of the purchase price for our acquisitions is normally allocated to goodwill. If there is deterioration in the value of the acquired entity or business unit, we may be required to record a goodwill impairment that could affect our net income and stockholders’ equity adversely.
We face increasing competition for deposits, loans, and assets under management.
We compete for deposits, loans, and assets under management. Many of our competitors are larger and have greater financial resources and larger lending limits than us. These disparities have been accelerated with increasing consolidation in the financial services industry. Savings banks, savings and loan associations, and commercial banks located in the Banks’ principal market areas historically have provided the most direct competition for deposits.
Dealers in government securities, deposit brokers, and credit card, direct, and internet-based financial institutions outside of the Banks’ principal market areas also provide competition for deposits. Savings banks, savings and loan associations, commercial banks, mortgage banking companies, insurance companies, and other institutional lenders provide the principal competition for loans. This competition can increase the rates the Banks pay to attract deposits and reduce the interest rates they can charge on loans, and impact the Banks’ ability to retain existing customers and attract new customers.
Banks, trust companies, investment advisers, mutual fund companies, multi-family offices, and insurance companies provide our principal competition for trust and asset management business.
Our ability to compete for business depends in part on our ability to develop and market new and innovative products and services, and to adopt or develop new technologies that differentiate our products and services or provide cost efficiencies. Rapid technological change in the financial services industry, together with competitive pressures, require us to make ongoing investments to bring new products and services to market in a timely fashion and at competitive prices. If we fail to develop and market new and innovative products and services, or fail to adopt or develop new technologies, our business could be affected negatively.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports and other information with the SEC. These reports and other information can be read and copied upon payment of a duplication fee at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding companies that file with the SEC electronically, including us. These reports and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or through our website (http://www.wilmingtontrust.com). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.
The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing those filed documents. Any statement contained or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any document filed subsequently that also is incorporated by reference herein, modifies or supersedes that earlier statement. Any statement so modified or superseded is not deemed to constitute a part of this prospectus, except as so modified or superseded.
The following documents have been filed by Wilmington Trust (File No. 001-14659) with the SEC and are incorporated by reference into this prospectus (excluding any portions of those documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (which we filed with the SEC on February 29, 2008);

•	The sections of our Annual Report to Shareholders for 2007, which we filed as Exhibit 13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (which we filed with the SEC on February 29, 2008), entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Audited Consolidated Financial Statements,” “Notes to Consolidated Financial Statements,” “Reports of Independent Registered Public Accounting Firm,” and “Stockholder Information,” to the extent required to be disclosed on Form 10-K and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	The information required by Part III of Form 10-K contained in our Definitive Proxy Statement on Schedule 14A (which we filed with the SEC on February 29, 2008) on pages 1, 3-6, and 9-30 thereof;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 (which we filed with the SEC on May 12, 2008), for the quarter ended June 30, 2008 (which we filed with the SEC on August 11, 2008), and for the quarter ended September 30, 2008 (which we filed with the SEC on November 10, 2008);

•	Forms 8-K we filed with the SEC on January 31, 2008, February 19, 2008, March 25, 2008, April 1, 2008, April 18, 2008, June 24, 2008, June 25, 2008, July 18, 2008, September 11, 2008, September 22, 2008, October 17, 2008, October 20, 2008, November 17, 2008, December 16, 2008, and January 7, 2009; and

•	The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A (which we filed with the SEC on December 22, 2004), File No. 001-14695.
All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.
We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (302) 651-1000, Attention: Gerard A. Chamberlain.
No separate financial statements of the Trust are included in this prospectus. Wilmington Trust and the Trust do not consider that such financial statements would be material to holders of trust preferred securities because the Trust is a special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the corresponding junior subordinated debentures of Wilmington Trust and issuing the trust securities. Furthermore, taken together, Wilmington Trust’s obligations under the junior subordinated debentures, the Junior Subordinated Indenture pursuant to which the junior subordinated debentures would be issued, the related trust agreement, and the related guarantee provide, in the aggregate, a full, irrevocable, and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities of the Trust. For a more detailed discussion, see “The Trust,” “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures,” “Description of Trust Preferred Securities,” and “Description of Guarantee.” In addition, we do not expect that the Trust will be filing reports with the SEC under the Exchange Act.
FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement, and any other documents included or incorporated by reference into this prospectus may contain statements that may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21B of the Exchange Act. In addition, we may make other written and oral communications that contain those statements from time to time. Forward-looking statements include statements regarding industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “continue,” and similar expressions or variations. These statements are based on our management’s knowledge and belief as of the date of this prospectus and include information concerning our possible or assumed future financial condition and our results of operations, business, and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, many beyond our ability to control or predict, could cause future results to differ, even materially, from those contemplated by these forward-looking statements. These factors include (1) changes in national or regional economic conditions, (2) changes in interest rates, (3) fluctuations in the equity and fixed-income markets, (4) significant changes in banking laws or regulations, (5) increased competition in our markets, (6) higher-than-expected credit losses, (7) the effect of acquisitions and integration of acquired businesses, (8) unanticipated changes in regulatory, judicial, or legislative tax treatment of business transactions, (9) changes in accounting policies, procedures, or guidelines that may be required by the Financial Accounting Standards Board or regulatory agencies, (10) economic uncertainty created by increasing unrest in other parts of the world, and (11) new litigation or developments in existing litigation. Weakness or a decline in capital or consumer spending could affect our performance adversely in a number of ways, including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit levels or changes in deposit interest rates, among other things, could slow our growth or put pressure on current deposit levels. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the risks described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should consider those factors carefully before investing in our securities. Those forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

THE TRUST
The Trust is a statutory trust formed under Delaware law pursuant to a trust agreement signed by Wilmington Trust, as sponsor of the Trust, the Delaware Trustee, and the Administrators (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the Trust will be amended and restated in its entirety (as so amended and restated, the “Trust Agreement”) prior to the issuance of trust preferred securities by the Trust. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The Trust exists for the exclusive purposes of:
•	issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the trust preferred securities and the common securities (together, the “trust securities”) in junior subordinated debentures issued by Wilmington Trust; and

•	engaging in only those activities necessary or incidental thereto.
All of the common securities will be directly or indirectly owned by Wilmington Trust. The common securities of the Trust will rank equally, and payments will be made pro rata, with the trust preferred securities, except that upon an event of default under the Trust Agreement resulting from an event of default under the Junior Subordinated Indenture, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the trust preferred securities.
The Trust’s business and affairs will be conducted by its trustees and administrators, each appointed by Wilmington Trust as holder of the common securities. The trustees of the Trust will be Wells Fargo Bank, National Association, a national banking association, as the property trustee (the “Property Trustee”), and Wells Fargo Delaware Trust Company, as the Delaware trustee (the “Delaware Trustee”). In addition, two individuals who are employees or officers of, or affiliated with, Wilmington Trust will serve as administrators of the Trust. The Property Trustee will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. Wells Fargo Bank, National Association also will act as trustee under the guarantee of the trust preferred securities and the Junior Subordinated Indenture. See “Description of Guarantee” and “Description of Junior Subordinated Debentures.”
The holder of the common securities of the Trust, or the holders of a majority in liquidation amount of the Trust’s trust preferred securities if an event of default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove, or replace the Property Trustee and/or the Delaware Trustee. The right to vote to appoint, remove, or replace the Administrators is vested exclusively in the holders of the common securities.
Wilmington Trust will pay all fees and expenses related to the trust and the offering of trust securities.
The principal executive office of the trust is c/o Wilmington Trust Corporation, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone number (302) 651-1000.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
Our ratio of earnings to fixed charges and preference dividends for each of the periods indicated is as follows:

	Nine Months
	Ended	Year Ended December 31,
	September30, 2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges
Excluding interest on deposits	2.2	3.8	3.6	5.3	7.0	7.5
Including interest on deposits	1.4	1.8	1.7	2.4	3.2	3.2
These ratios pertain to Wilmington Trust and its subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income less equity in earnings of unconsolidated affiliates plus fixed charges and distributed earnings of unconsolidated affiliates. Fixed charges include gross interest expense, amortization of deferred financing expenses, and an amount equivalent to interest included in rental charges. As of September 30, 2008, we had no shares of preferred stock outstanding and did not pay dividends on preferred stock in any of the periods presented.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

DESCRIPTION OF COMMON STOCK
The following description of common stock is a summary that is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus or the accompanying prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you. For more detailed information, please see our Restated Certificate of Incorporation and Bylaws, which have been filed in their entirety with the SEC. Please refer to the section entitled “Where You Can Find More Information,” starting on page 1 above.
General
We are authorized to issue 150,000,000 shares of our common stock, par value $1.00 per share, and 1,000,000 shares of our preferred stock, par value $1.00 per share. As of December 31, 2008, 69,115,857 shares of our common stock were issued and outstanding and 4,131,396 shares of our common stock were issuable upon the exercise of outstanding stock options and warrants.
The rights of holders of our common stock are governed by Delaware’s General Corporation Law and banking law, our Certificate of Incorporation and Bylaws, and the applicable regulations of the Federal Reserve Board. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our shares of common stock are entitled to one vote per share, and are traded on the New York Stock Exchange under the symbol “WL.”
Voting
Until shares of our preferred stock are issued, if ever, the holders of our common stock will possess all rights, including exclusive voting rights, pertaining to our capital stock, except as otherwise required by law. Shares of our common stock do not have cumulative voting rights. Stockholders may not approve any action by written consent without a meeting of the stockholders.
Dividend Rights
The holders of outstanding shares of our common stock are entitled to receive dividends when, as, and if declared by our Board of Directors, in their discretion, out of funds legally available therefor.
Liquidation Rights
In the event of any liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive all of our remaining assets, after payment of all of our debts and liabilities (including $250 million aggregate principal amount of our outstanding 4.875% Subordinated Notes due 2013 and $200 million aggregate principal amount of our outstanding 8.50% Subordinated Notes due 2018) and subject to the rights, if any, of holders of shares of our preferred stock, if any.
Preemptive Rights; Redemption
Our stockholders are not entitled to preemptive rights with respect to any shares of capital stock we issue. Our common stock is not subject to call or redemption.
Board of Directors; Classification of the Board
Our Certificate of Incorporation provides that our Board (other than directors elected by holders of any series of our preferred stock) consists of not less than one nor more than 25 directors, with the number of directors fixed from time to time by resolution passed by our Board, and that our directors (other than directors elected by the holders of any series of our preferred stock) are divided into three classes, as nearly equal in number as possible, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

Limitation of Liability of Directors
Our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty, except to the extent that such exemption from liability is not permitted by Delaware law. Delaware law prohibits an exemption or limitation of a director’s liability in cases involving a director’s breach of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, improper personal benefits, or improper dividends or distributions. We will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was our director or is or was serving at our request as a director of another entity.
Certain Provisions Affecting Changes in Control
Our Certificate of Incorporation provides that, in addition to any other vote required by law, a “business combination” requires the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding shares of our voting stock, voting together as a single class, unless there are one or more continuing directors then in office and that business combination has been approved by our Board (including the affirmative vote of at least a majority of the continuing directors then in office), in which case that business combination only requires such vote as is required by law or by other provisions of our Certificate. Certain transactions encompassed by the term “business combination,” such as certain issuances of stock or certain sales of assets, would not require a vote of stockholders under Delaware’s General Corporation Law, while certain other transactions, such as a reclassification of capital stock, would require an affirmative vote of a majority of the outstanding shares of capital stock entitled to vote thereon. This provision could have the effect of giving a minority of our stockholders the ability to preclude the consummation of certain business combinations when a majority of our stockholders believe that such a business combination is desirable or beneficial.
For purposes of this provision, a “business combination” includes:
•	any merger or consolidation of us or any of our subsidiaries with or into (a) any related person or (b) any other corporation (whether or not itself a related person) that, after that merger or consolidation, would be an affiliate or associate of a related person;

•	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) to or with any related person of any assets of us or any subsidiary of ours, having an aggregate fair market value of $1,000,000 or more;

•	the issuance or transfer by us or any of our subsidiaries (in one or more related transactions, and other than by way of pro rata distribution to all stockholders or a reclassification, dividend, or subdivision of such securities, and other than in connection with the exercise or conversion of securities exercisable for or convertible into our securities, or securities of one of our subsidiaries, that have been distributed pro rata to stockholders) of any of our securities or the securities of any of our subsidiaries to any related person in exchange for cash, securities, or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more;

•	the adoption of any plan or proposal proposed by or on behalf of a related person for our liquidation or dissolution; or

•	any reclassification of our securities, recapitalization of us, any merger or consolidation of us with or into any of our subsidiaries, or any similar transaction that has the effect, directly or indirectly, of increasing by more than one percent the proportion of outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that are directly or indirectly owned by any related person.
For purposes of this provision, a “related person” is, other than us, any of our subsidiaries, any employee benefit plan or stock plan of us or any of our subsidiaries, or any person or entity organized, appointed, established, or holding voting stock for or pursuant to the terms of such plan:

•	any individual, corporation, partnership, or other entity, or any group of two or more of the foregoing that act together or have agreed to act together and which, together with its or their affiliates and associates, beneficially owns, directly or indirectly, in the aggregate, 10% or more of the combined voting power of the then-outstanding shares of our voting stock, as well as any affiliate or associate of such individual, corporation, partnership, or other entity;

•	an affiliate of us which at any time within two years prior thereto beneficially owned, directly or indirectly, 10% or more of the combined voting power of the outstanding shares of our voting stock; or

•	an assignee of or successor to any shares of our capital stock that were at any time within two years prior thereto beneficially owned by any related person.
Stockholder Rights Plan
On December 16, 2004, our Board approved an amended and restated rights plan. The rights plan is for a ten-year term and entitles registered holders of our common stock, on the conditions summarized below, to purchase from us one one-thousandth of a share of our preferred stock at a price of $128.00 per one one-thousandth of a share.
Under the rights plan, until the earlier of (1) 10 days after a public announcement that a person or group of affiliated or associated persons has acquired 15% or greater of our common stock or (2) 10 business days following the commencement of, or announcement of an intention to make, a tender offer that would result in that person or group owning 15% or greater of our common stock, in either case an acquiring person, the rights will be evidenced by our common stock certificate, together with a copy of the summary of rights, and will automatically trade with the common stock and not be exercisable. Upon that date (the “Distribution Date”), separate certificates evidencing the rights will be distributed to the holders of record of our common stock as of the Distribution Date, and each right will entitle its holder to purchase participating preferred stock for an exercise price of $128.00 per one one-thousandth of a share. The purchase price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights is subject to antidilution adjustments in the case of stock dividends, stock splits, the grant of rights or warrants to subscribe for or purchase preferred stock at a price less than the then-current market price of the preferred stock, or upon the distribution to preferred stockholders of evidences of indebtedness or assets or of subscription rights or warrants.
Shares of preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled, when, as, and if declared, to a minimum preferential quarterly dividend payment of the greater of (1) $10 per share or (2) an amount equal to 1,000 times the dividend declared per share of common stock. In the event of our liquidation, dissolution, or winding up, the holders of the preferred stock purchasable upon exercise of the rights will be entitled to a minimum preferential payment of the greater of (1) $1,000 per share (plus any accrued but unpaid dividends) and (2) an amount equal to 1,000 times the payment made per share of common stock. Each share of preferred stock will have 1,000 votes, voting together with the common stock. In the event of any merger, consolidation, or other transaction in which outstanding shares of common stock are converted or exchanged, each share of preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.
If any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person (which will thereupon become void), will have the right thereafter to receive, upon exercise of a right at the then-current exercise price of the right, that number of shares of common stock having a market value equal to two times the exercise price of the right.
If, after a person or group of affiliated or associated persons becomes an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right (other than rights beneficially owned by an acquiring person, which will have become void) will thereafter have the right to receive, upon the exercise of a right, that number of shares of common stock of the person with whom we have engaged in the foregoing transaction (or its parent) that at the time of that transaction has a market value of two times the exercise price of the right.

At any time after any person or group of affiliated or associated persons becomes an acquiring person and before the acquisition by that acquiring person of 50% or more of the outstanding shares of our common stock, our Board may exchange the rights (other than rights owned by that acquiring person, which will have become void), in whole or in part, for shares of common stock or preferred stock (or a series of our preferred stock having equivalent rights, preferences, and privileges), at an exchange ratio of one share of common stock, or a fractional share of preferred stock (or other preferred stock), equivalent in value thereto, per right.
At any time prior to the time that any person or group of affiliated or associated persons becomes an acquiring person, our Board may redeem the rights in whole, but not in part, at a price of $.01 per right, payable, at our option, in cash, shares of common stock, or such other form of consideration as our Board may determine. The redemption of the rights may be made effective at the time, on the basis, and with the conditions our Board may establish in its sole discretion. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of the rights will be to receive the redemption price.
For so long as the rights are then redeemable, we may, except with respect to the redemption price, amend the rights plan in any manner.
Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of us, including the right to vote or to receive dividends.

DESCRIPTION OF DEBT SECURITIES
The debt securities we may issue will constitute either senior debt securities (“Senior Securities”) or subordinated debt securities (“Subordinated Securities”). For the avoidance of doubt, any junior subordinated debentures we issue pursuant to this prospectus will not constitute debt securities for purposes of this discussion. The Senior Securities will be issued under an indenture (the “Senior Indenture”) between us and the trustee under that indenture. The Subordinated Securities will be issued under an Indenture (the “Subordinated Indenture”) between us and the trustee under that indenture. The trustees under the Senior Indenture and the Subordinated Indenture are referred to herein, as applicable, as the “Trustee.” The Senior Indenture and the Subordinated Indenture are individually referred to herein as an “Indenture” and collectively referred to herein as the “Indentures.” The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are qualified in their entirety by reference to the applicable Indenture, a copy of which has been filed with the SEC. Whenever defined terms are used but not defined herein, those terms have the meanings ascribed to them in the applicable Indenture, which meanings are incorporated by reference herein.
The following description of the terms of the securities sets forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The particular terms of any securities and the extent, if any, to which those general provisions may apply to those securities will be described in the prospectus supplement relating to those securities.
Neither of the Indentures limits the aggregate principal amount of securities that may be issued thereunder, and each Indenture provides that securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Neither the Indentures nor the securities issued thereunder will limit or otherwise restrict the amount of other indebtedness we may incur or the other securities we or any of our subsidiaries may issue.
Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities offered hereby, to participate in the assets of any of our affiliates upon the latter’s liquidation or reorganization, will be subject to the prior claims of that affiliate’s creditors, except to the extent that we ourselves may be a creditor with recognized claims against that affiliate.
Reference is made to the applicable prospectus supplement for any series of debt securities for a description of the following terms:
•	the title of those debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of those debt securities;

•	the priority of payment of those debt securities;

•	the price or prices at which the debt securities will be issued (which may be expressed as a percentage of the aggregate principal amount thereof);

•	the date or dates on which the principal of the debt securities will be payable;

•	the rate or rates per annum at which those debt securities will bear interest (which may be fixed or variable), if any, or the method of determining the same;

•	the date or dates from which that interest, if any, on the securities will accrue, the date or dates on which that interest, if any, will be payable (“Interest Payment Dates”), the date or dates on which payment of that interest, if any, will commence, and the regular record dates for those Interest Payment Dates (“Regular Record Dates”);

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	each office or agency at which the debt securities may be presented for registration of transfer or exchange;

•	the place or places at which the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	the date or dates, if any, after which those debt securities may be redeemed or purchased in whole or in part, at our option, mandatorily redeemed pursuant to any sinking, purchase, or analogous fund, or purchased or redeemed at the option of the holder, and the redemption or repayment price or prices thereof;

•	the denomination or denominations in which those debt securities are authorized to be issued;

•	whether any of the securities will be issued as Original Issue Discount Securities (as defined below);

•	information with respect to book-entry procedures, if any, to the extent they differ from the book-entry procedures described herein;

•	any additional covenants or events of default not currently set forth in the applicable Indenture; and

•	any other terms of those debt securities not inconsistent with the provisions of the applicable Indenture.
Debt securities may be issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) (“Original Issue Discount Securities”), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of those securities. There may not be any periodic payments of interest on Original Issue Discount Securities. If the maturity of any Original Issue Discount Security is accelerated, the amount payable to the holder of that Original Issue Discount Security upon that acceleration will be determined in accordance with the prospectus supplement, the terms of that debt security, and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of that Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be set forth in the prospectus supplement relating thereto.
Registration and Transfer
Debt securities will be issued only as registered securities, without coupons. Debt securities (other than a global security (as defined below)) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other securities of the same series at the office of the security registrar specified according to the terms of the applicable Indenture. That transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on debt securities will be made at our office(s) and/or at the office(s) of the paying agent or paying agents we may designate from time to time. However, at our option, payment of any interest may be made (1) by check mailed to the address of the person entitled thereto as that address appears in the applicable security register or (2) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable security register. Unless indicated otherwise in an applicable prospectus supplement, payment of any installment of interest on securities will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that payment.
Consolidation, Merger, or Sale of Assets
Each Indenture provides that we may, without the consent of the holders of any of the securities outstanding under that Indenture, consolidate with, merge into, or transfer our assets substantially as an entirety to any person or entity, provided that (1) any such successor expressly assumes our obligations on the applicable securities and under that Indenture, (2) after giving effect thereto (and after the lapse of time, notice, or both), no Event of Default (as defined in the Senior Indenture) in the case of Senior Securities, or Default (as defined in the Subordinated Indenture) in the case of Subordinated Securities, shall have happened and be continuing, and (3) certain other conditions under that

Indenture are met. Accordingly, any such consolidation, merger, or transfer of assets substantially as an entirety that meets the conditions described above would not create any Event of Default or Default that would entitle holders of the securities, or the Trustee on their behalf, to take any of the actions described below under the caption “Senior Securities — Events of Default, Waivers, etc.” or “Subordinated Securities — Events of Default, Waivers, etc.”
Leveraged and Other Transactions
The Indentures and the securities issued thereunder do not contain provisions that would afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that could affect the holders of the debt securities adversely.
Modification of the Indenture; Waiver of Covenants
Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of that Indenture may be made that affect the rights of the holders of those securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each security so affected that would (1) change the maturity of the principal of, or of any installment of interest or premium on, any security issued pursuant to that Indenture, reduce the principal amount thereof or any premium thereon, change the method of calculating interest or the currency of payment of principal or interest (or premium, if any) on, reduce the minimum rate of interest on, impair the right to institute suit for the enforcement of any such payment on or with respect to, any such security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (2) reduce the above-stated percentage in principal amount of outstanding securities required to modify or alter that Indenture.
SENIOR SECURITIES
The Senior Securities will be our direct, unsecured obligations and will rank pari passu with all of our outstanding unsecured senior indebtedness.
Events of Default, Waivers, Etc.
An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as:
•	default in the payment when due of principal of or premium, if any, on any outstanding Senior Securities of that series;

•	default in the payment when due of interest on any outstanding Senior Securities of that series and continuance of that default for 30 days;

•	default in the performance of any other covenant of ours in the Senior Indenture with respect to outstanding Senior Securities of that series and continuance of that default for 90 days after written notice;

•	certain events of bankruptcy, insolvency, or reorganization of us; and

•	any other event that may be specified in a prospectus supplement with respect to any series of Senior Securities.
If an Event of Default with respect to any series of outstanding Senior Securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Securities of that series may declare the principal amount (or if those Senior Securities are Original Issue Discount Securities, that portion of the principal amount that may be specified in the terms of that series) of all Senior Securities of that series to be due and payable immediately. If an Event of Default occurs and is continuing, the Trustee may, in its discretion, or at the written request of holders of not less than a majority in aggregate principal amount of the Senior Securities of any series, and upon reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with that request and subject to certain other conditions set forth in the Senior Indenture will, proceed to protect the rights of the holders of all Senior Securities of that series. The holders of a majority in aggregate principal amount of the Senior Securities of any series may waive an Event of Default resulting in acceleration of those Senior Securities, but only if all Events of Default with respect to Senior Securities of that series have been remedied and all payments due (other than those due as a result of acceleration) have been made.
The Senior Indenture also provides that, notwithstanding any other provision of the Senior Indenture, the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on those Senior Securities when due and that such right will not be impaired without the consent of that holder.
We are required to file with the Trustee annually a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.
SUBORDINATED SECURITIES
The Subordinated Securities will be our direct, unsecured obligations and, unless otherwise specified in the prospectus supplement related to a particular series of Subordinated Securities offered thereby, will be subject to the subordination provisions described below.
Subordination
If any distribution of our assets upon any dissolution, winding up, liquidation, or reorganization (a “Liquidation Distribution”) occurs, the holders of any Senior Indebtedness will first be entitled to receive payment in full of the amounts due or to become due before the holders of the Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Securities. If, upon any such payment or distribution of assets there remain, after giving effect to those subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property, or securities available for payment or distribution in respect of Subordinated Securities (“Excess Proceeds”) and if, at that time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of those General Obligations, then those Excess Proceeds will first be applied to pay or provide for the payment in full of those General Obligations before any payment or distribution is made in respect of the Subordinated Securities.
In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Securities, at any time when (1) there is a default in the payment of the principal of, premium, if any, interest on, or otherwise in respect of any Senior Indebtedness or (2) any Event of Default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of that payment on the Subordinated Securities or any redemption, retirement, purchase, or other acquisition of any of the Subordinated Securities permitting the holders of that Senior Indebtedness to accelerate the maturity thereof. Except as described above, our obligation to make payment of the principal of, premium, if any, or interest on the Subordinated Securities will not be affected.
Subject to payment in full of all Senior Indebtedness, the holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of our cash, property, or securities applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the holders of Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property, or securities of us applicable to those creditors in respect of General Obligations.
“Senior Indebtedness” is defined in the Subordinated Indenture as the principal of, premium, if any, and interest on (1) all of our indebtedness for money borrowed, other than the Subordinated Securities, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed, or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities; or to rank pari passu with the Subordinated Securities and (2) any deferrals, renewals, or extensions of any such Senior Indebtedness. The term “indebtedness for money borrowed” used in the preceding sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. There is no limitation on the issuance of Senior Indebtedness of the Company.

Unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Securities offered thereby, “General Obligations” means all of our obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, other than (1) obligations on account of Senior Indebtedness, (2) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Securities, and (3) obligations which by their terms are expressly stated not to be superior in right of payment to the Subordinated Securities or to rank pari passu with the Subordinated Securities; provided, however, that, notwithstanding the foregoing, if any rule, guideline, or interpretation promulgated or issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) (or other competent regulatory agency or authority) as in effect from time to time establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term “General Obligations” also will include such additional obligations to creditors in effect from time to time pursuant to those rules, guidelines, or interpretations. For purposes of the definition of “General Obligations,” the term “claim” has the meaning assigned thereto in Section 101(5) of the Bankruptcy Code of 1978, as amended to the date of the Subordinated Indenture.
Limited Right of Acceleration
Unless otherwise specified in the prospectus supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in the case of our bankruptcy, insolvency, or reorganization. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities or the performance of any other covenant in the Subordinated Indenture.
Events of Default, Defaults, Waivers, Etc.
An Event of Default with respect to our Subordinated Securities of any series is defined in the Subordinated Indenture as certain events involving our bankruptcy, insolvency, or reorganization and any other Event of Default provided with respect to Subordinated Securities of that series.
A Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as:
•	an Event of Default with respect to that series;

•	default in the payment when due of the principal of or premium, if any, on any Subordinated Security of that series;

•	default in the payment when due of interest upon any Subordinated Security of that series and the continuance of that default for 30 days;

•	default in the performance of any other covenant or agreement of the Company in the Subordinated Indenture with respect to Subordinated Securities of that series and continuance of that default for 90 days after written notice; or

•	any other Default provided with respect to Subordinated Securities of that series.
If an Event of Default with respect to any series of outstanding Subordinated Securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Securities of that series may declare the principal amount (or, if those Subordinated Securities are Original Issue Discount Securities, that portion of the principal amount that may be specified in the terms of that series) of all Subordinated Securities of that series to be due and payable immediately.
If a Default occurs and is continuing, the Trustee may, in its discretion, or at the written request of holders of not less than a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture, and upon reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with that request and subject to certain other conditions set forth in the Subordinated Indenture will, proceed to protect and enforce the rights of the holders of all of the Subordinated Securities of that series. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture may waive an Event of Default resulting in acceleration of those Subordinated Securities, but only if all Defaults have been remedied and all payments due have been made (other than those due as a result of acceleration).
The Subordinated Indenture also provides that, notwithstanding any other provision of the Subordinated Indenture, the holder of any Subordinated Security of any series has the right to institute suit to enforce any payment of principal of, premium, if any, or interest on the Subordinated Security of the respective Stated Maturities (as defined in the Subordinated Indenture) expressed in that Subordinated Security, and that such right will not be impaired without the consent of that holder.
We are required to file with the Trustee annually a written statement of officers as to the existence or non-existence of defaults under the Subordinated Indenture or the Subordinated Securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, as supplemented from time to time, the “Junior Subordinated Indenture,” between us and the trustee under that indenture, whom we refer to as the “Debenture Trustee.” The Junior Subordinated Indenture will be qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the Junior Subordinated Indenture and those made part of the Junior Subordinated Indenture by reference to the Trust Indenture Act.
Set forth below is a description of the general terms of the junior subordinated debentures in which the Trust will invest the proceeds from the issuance and sale of the trust securities. The statements under this caption are brief summaries of certain provisions contained in the Junior Subordinated Indenture, do not purport to be complete, and are qualified in their entirety by reference to the Junior Subordinated Indenture, the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The particular terms of the junior subordinated debentures will be described in the applicable prospectus supplement relating to the particular trust preferred securities being offered.
We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the Junior Subordinated Indenture. See “Subordination of Junior Subordinated Debentures.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. The Junior Subordinated Indenture does not limit the aggregate principal amount of junior subordinated debentures that may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon a subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.
Reference is made to the applicable prospectus supplement for any series of junior subordinated debentures for a description of the following items:
•	the title of the junior subordinated debentures;

•	the price at which the junior subordinated debentures will be issued;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal and interest of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any provisions for the deferral of payments of interest;

•	the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption or repurchase, the redemption price or repurchase price, and any remarketing arrangements;

•	the minimum denominations;

•	the currency or currencies in which the junior subordinated debentures are denominated or payable;

•	if other than the principal amount, the portion of the principal amount of the junior subordinated debentures payable upon acceleration of the maturity of the junior subordinated debentures;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the junior subordinated debentures;

•	any additional or different events of default that apply to any junior subordinated debentures of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any junior subordinated debentures of the series;

•	any additions or changes to the Junior Subordinated Indenture necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of Wilmington Trust or a holder to convert or exchange the junior subordinated debentures into trust preferred securities;

•	if the junior subordinated debentures are to be issued to the Trust, the form or forms of the trust agreement and guarantee agreement relating thereto;

•	if other than as set forth in this prospectus supplement, the relative degree, if any, to which the junior subordinated debentures will be senior to or be subordinated to other series of our securities in right of payment; and

•	any other terms of the junior subordinated debenture that are not inconsistent with the provisions of the applicable indenture.
Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest, or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.
Payment of Taxes
If at any time the Trust is required to pay any taxes, duties, assessments, or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, we will be required to pay such additional amounts on the junior subordinated debentures, in an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments, or other governmental charges will not be less than the amounts that the Trust would have received had no such taxes, duties, assessments, or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments, or other charges.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on debt securities will be made at our office(s) and/or at the office(s) of the paying agent or paying agents we may designate from time to time. However, at our option, payment of any interest may be made (1) by check mailed to the address of the person entitled thereto as that address appears in the applicable security register or (2) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable security register. Unless indicated otherwise in an applicable prospectus supplement, payment of any installment of interest on junior subordinated debentures will be made to the person in whose name that junior subordinated debenture is registered at the close of business on the regular record date for that payment.

Any amounts deposited with the Debenture Trustee or any paying agent, or then held by us in trust, for the payment of the principal of, any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after those amounts have become due and payable will, at our request and subject to applicable escheat law, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment as a general unsecured creditor.
Option to Defer Interest Payments
If provided in the applicable prospectus supplement, so long as no debenture event of default (as described below in “Events of Default, Waiver, and Notice”) has occurred and is continuing, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions, and covenants, if any, specified in that prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of that series of junior subordinated debentures. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.
During any such extension period, we will not:
•	make any payment of principal of, interest, or premium, if any, on or repay, repurchase, or redeem any debt that ranks pari passu in all respects with or junior in interest to the junior subordinated debentures; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, in each case other than:
•	repurchases, redemptions, or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, or in connection with the issuance of our capital stock, or securities convertible into or exercisable for that capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of an exchange or conversion of any class or series of our capital stock for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the security being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, the issuance of rights, stock, or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to that stock
Redemption
Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board (if then required under applicable capital guidelines or policies), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify that date or describe those conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.
Except as otherwise specified in the applicable prospectus supplement, if a tax event, investment company event, or capital treatment event (each as defined below) has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board (if then required under applicable capital guidelines or policies), redeem that series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of that tax event, investment company event, or capital treatment event, at a redemption price equal to 100% of the principal amount of those junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.
“Tax event” means the receipt by the Trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which proposed change, pronouncement, or decision is announced on or after the date of issuance of those trust preferred securities, there is more than an insubstantial risk that:
•	the Trust is, or will be within 90 days of the date of that opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures;

•	interest payable by us on that series of corresponding junior subordinated debentures is not, or within 90 days of the date of that opinion, will not be, deductible by Wilmington Trust, in whole or in part, for United States federal income tax purposes; or

•	the Trust is, or will be within 90 days of the date of that opinion, subject to more than a de minimis amount of other taxes, duties, or other governmental charges.
“Investment company event” means the receipt by the Trust of an opinion of counsel experienced in those matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities.
“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in (including any proposed change), the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action, or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that we will not be entitled to treat the maximum allowable portion of the liquidation amount of the trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to us.
Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on those junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments
If junior subordinated debentures are issued to the Trust or the trustee of the Trust in connection with the issuance of trust securities and:
•	there has occurred and is continuing any event that, with the giving of notice or the lapse of time, would constitute an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we are in default relating to our payment of any obligations under the guarantee; or

•	we have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing; then we may not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire, or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:
•	repurchases, redemptions, or other acquisitions of shares of our capital stock in connection with any employee benefit plans or in connection with any acquisition transaction entered into prior to the extension period;

•	as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, the issuance of rights, stock, or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options, or other rights where that stock or stock issuable upon exercise of those warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock.
Limitation on Mergers and Sales of Assets
The Junior Subordinated Indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:
•	the successor entity is an entity organized in the United States and expressly assumes our obligations under the Junior Subordinated Indenture;

•	after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing under the Junior Subordinated Indenture; and

•	certain other conditions as prescribed by the Junior Subordinated Indenture are met.
The covenants contained in the Junior Subordinated Indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings.

Events of Default, Waiver, and Notice
The Junior Subordinated Indenture provides that the following are events of default relating to the junior subordinated debentures:
•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest not otherwise subject to a deferral during an extension period on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

•	default in the payment of interest for ten or more consecutive semi-annual periods; and

•	specified events of bankruptcy, insolvency, or reorganization of Wilmington Trust.
We use the term “debenture event of default” to refer to the events of default described above with respect to a corresponding series of junior subordinated debentures.
If a debenture event of default occurs due to a default in the payment of interest for ten or more consecutive semi-annual periods and is continuing, either the Debenture Trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make that declaration, the holders of at least 25 percent in aggregate liquidation amount of the related trust preferred securities shall have that right. If an event of default under the junior subordinated debentures occurs due to bankruptcy, insolvency, or reorganization of Wilmington Trust, the principal amount of the junior subordinated debentures will become due and payable automatically and without any declaration or other action on the part of the Debenture Trustee or any holder.
The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may rescind and annul the declaration or acceleration and waive the default if
•	we have paid or deposited with the Debenture Trustee a sum sufficient to pay:
•	all overdue installments of interest on the junior subordinated debentures of that series;

•	any accrued additional interest on the junior subordinated debentures of that series;

•	the principal and premium, if any, on the junior subordinated debentures of that series that have become due other than by reason of the declaration of acceleration and any additional interest thereon; and

•	all sums paid or advanced by the Debenture Trustee under the Junior Subordinated Indenture; and
•	the applicable event of default preceding that acceleration, other than the non-payment of the principal of the junior subordinated debentures, has been cured or waived.
In the case of junior subordinated debentures initially issued to the Trust, if the holders of the junior subordinated debentures fail to annul a declaration of acceleration and waive that default, the holders of a majority of the aggregate liquidation amount of the corresponding trust preferred securities issued by the Trust shall also have the right to rescind and annul the declaration of acceleration and its consequences and waive the default.
The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except a default in payment of principal or interest, unless that default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the Debenture Trustee, or a default in respect of a covenant or provision that under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have the right to waive that default.
The holders of a majority in principal amount of the junior subordinated debentures of any series affected will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee under the Junior Subordinated Indenture.
We are required to furnish to the Debenture Trustee an annual statement as to the performance of our obligations under the Junior Subordinated Indenture and as to any default in that performance.
The junior subordinated debentures of a series will be subject to acceleration only as described above in connection with (i) a default in the payment of interest for ten or more consecutive semi-annual periods or (ii) specified events of bankruptcy, insolvency, or reorganization of Wilmington Trust. If any other debenture event of default occurs as to a series of junior subordinated debentures, holders of the junior subordinated debentures or the Debenture Trustee on their behalf may seek to enforce the rights of holders of the junior subordinated debentures of the related series but may not declare the principal of the junior subordinated debentures of that series to be due and payable.
Distribution of the Junior Subordinated Debentures
As will be more fully outlined in the applicable prospectus supplement in connection with circumstances involving the dissolution of a trust (provided that any required regulatory approval is obtained), junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”
Modification of Junior Subordinated Indenture
From time to time we and the Debenture Trustee may, without the consent of the holders of the junior subordinated debentures, modify, waive, or supplement the Junior Subordinated Indenture for specified purposes, including, among other things:
•	evidencing the succession of another entity to Wilmington Trust;

•	conveying, transferring, assigning, mortgaging, or pledging any property to or with the Debenture Trustee;

•	establishing the forms and terms of any series of junior subordinated debentures;

•	adding to the covenants of Wilmington Trust for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•	curing ambiguities, defects, or inconsistencies without materially and adversely affecting the rights of the holders of the junior subordinated debentures or the related trust preferred securities;

•	evidencing and providing for the acceptance of appointment under the Junior Subordinated Indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as will be necessary to provide for, or facilitate the administration of, the Trust under the indenture by more than one trustee;

•	amending provisions to comply with requirements to maintain qualification of the Junior Subordinated Indenture under the Trust Indenture Act; and

•	changing or eliminating any of the provisions of the Junior Subordinated Indenture, provided that any such change or elimination will not apply to any outstanding securities, or will become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of that provision.
We and the Debenture Trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding junior subordinated debentures. However, no such modification or amendment may, without the consent of each affected holder of junior subordinated debentures:
•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.
If the junior subordinated debentures are held by the Trust or the trustee of the Trust, no modification may be made that adversely affects the holders of the related trust preferred securities, no termination of the Junior Subordinated Indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust preferred securities of the Trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification will be effective without the prior consent of each holder of related trust preferred securities.
Conversion or Exchange
The junior subordinated debentures of a series may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of trust preferred securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.
Subordination of Junior Subordinated Debentures
Any junior subordinated debentures will be subordinate and junior in right of payment to all senior indebtedness (as defined below unless specified otherwise in the applicable prospectus supplement). If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring, or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, that senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the junior subordinated debentures. In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of that acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, or premium or interest, if any, on, the junior subordinated debentures.
“Senior indebtedness” means the principal of, premium, if any, and interest on (1) all of our indebtedness for money borrowed, other than the junior subordinated debentures, whether or not already outstanding, except for indebtedness that by its terms expressly is not superior in right of payment to the junior subordinated debentures or ranks pari passu with the junior subordinated debentures and (2) any deferrals, renewals, or extensions of any such senior indebtedness.
No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there has occurred and is continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.
The Junior Subordinated Indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

The Junior Subordinated Indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to issuance. Any such change would be described in the applicable prospectus supplement.
Corresponding Junior Subordinated Debentures
Wilmington Trust may issue junior subordinated debentures under the Junior Subordinated Indenture with terms corresponding to the terms of a series of related trust preferred securities, the “corresponding junior subordinated debentures.” In that instance, concurrently with the issuance of the Trust’s trust preferred securities, the Trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to the Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of the Trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the right in connection with modifications to the Junior Subordinated Indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice,” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”
Unless otherwise specified in the applicable prospectus supplement, if a tax event relating to the Trust has occurred and is continuing, we may, at our option and subject to prior approval of the Federal Reserve Board (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of that tax event, in whole but not in part, subject to the provisions of the Junior Subordinated Indenture and whether or not those corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of those corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For as long as the Trust is the holder of all the outstanding corresponding junior subordinated debentures of that series, the proceeds of any such redemption will be used by the Trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the date of redemption.
Unless otherwise specified in the applicable prospectus supplement, we will covenant, as to each series of corresponding junior subordinated debentures:
•	to directly or indirectly maintain 100% ownership of the common securities of the Trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up, or liquidate any trust (with the prior approval of the Federal Reserve Board, if required):
•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the Trust, or

•	in connection with certain mergers, consolidations, or amalgamations permitted by the trust agreement; and
•	to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.
DESCRIPTION OF TRUST PREFERRED SECURITIES
The trust preferred securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Wells Fargo Bank, National Association, a national banking association, will act as trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the applicable trust agreement and those made part of the trust agreement by the Trust Indenture Act.
Set forth below is a summary of the material terms and provisions of the trust preferred securities. The statements under this caption are brief summaries of certain provisions contained in the Trust Agreement, the Delaware Statutory Trust Act, and the Trust Indenture Act and do not purport to be complete, and are qualified in their entirety by reference to the Trust Agreement, the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.
The declaration authorizes the administrators and the trustees to issue the trust securities on behalf of the Trust. The trust securities represent undivided beneficial interests in the assets of the Trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities. However, if an event of default under the trust agreement resulting from an event of default under the Junior Subordinated Indenture occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the trust preferred securities.
The trust agreement does not permit the Trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the Property Trustee will own the junior subordinated debentures purchased by the Trust for the benefit of the holders of the trust securities. The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of those trust securities when the Trust does not have funds on hand available to make those payments. See “Description of Guarantee.”
Amounts That We May Issue
The Trust Agreement does not limit the aggregate amount of securities that may be issued. We and the Trust may issue trust preferred securities and other securities at any time without your consent and without notifying you.
The trust agreement and the trust preferred securities do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the trust preferred securities.
In the future, we may form additional trusts or other entities similar to the Trust, and those other entities could issue securities similar to the trust securities described in this section. In that event, we may issue subordinated debt securities under the Junior Subordinated Indenture to those other issuer entities and guarantees under a guarantee agreement with respect to the securities they issue. We may also enter into expense agreements with those other issuers. The subordinated debt securities and guarantees we issue (and expense agreement we enter into) in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.
Distributions
Distributions on the trust preferred securities:
•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on those dates and in those amounts as specified in the applicable prospectus supplement.
If any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect of any such delay, except that, with respect to a payment of the redemption price, if that business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

Unless specified otherwise in the applicable prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.
If provided in the applicable prospectus supplement, we may have the right under the Junior Subordinated Indenture to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement relating to that series (an “extension period”); provided, however, that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.
As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement for those trust preferred securities during any extension period. See “Description of Junior Subordinated Debentures — Restrictions on Certain Payments” for a description of restrictions on certain payments resulting from deferral of interest on junior subordinated debentures.
The revenue of the Trust available for distribution to holders of its trust preferred securities will be limited to payments under the junior subordinated debentures in which the Trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on the junior subordinated debentures, the Property Trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the Trust has funds legally available for the payment of those distributions and cash sufficient to make those payments, is guaranteed by us on the basis set forth under “Description of Guarantee.”
Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under “Book-Entry Issuance.” In the event any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date 15 days prior to the relevant date of distribution.
Redemption or Exchange
Upon the repayment or redemption, in whole or in part, of the junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the Property Trustee, upon not less than 30 nor more than 60 days’ notice prior to the redemption date, will apply the proceeds from that repayment or redemption to redeem a like amount (as defined below) of the trust securities at a redemption price (the “redemption price”) equal to the aggregate liquidation amount of those trust securities plus accumulated but unpaid distributions up to the date of redemption (the “redemption date”) and the related amount of the premium, if any, paid by us upon the concurrent redemption of the junior subordinated debentures. See “Description of Junior Subordinated Debentures—Redemption.” If less than all of any series of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from that repayment or redemption, including the premium, if any, will be allocated pro rata to the redemption of the trust preferred securities and the common securities.
To the extent provided in the prospectus supplement, we will have the right to redeem any series of junior subordinated debentures:
•	on or after the date that may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event, or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve Board (if then required under applicable capital guidelines or policies). See “Description of Junior Subordinated Debentures—Redemption” for a description of what constitutes a tax event, investment company event, or capital treatment event.

If any tax event, investment company event, or capital treatment event in respect of the trust securities has occurred and is continuing, we will have the right to redeem the junior subordinated debentures and thereby cause a mandatory redemption of those trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event of a tax event, investment company event, or capital treatment event in respect of the trust preferred securities and common securities, if we do not elect to redeem the junior subordinated debentures or to dissolve the Trust, those trust preferred securities will remain outstanding.
“Like amount” means:
•	with respect to a redemption of the trust securities, trust securities having a liquidation amount (as defined below) equal to that portion of the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, the proceeds of which will be used to pay the redemption price of those trust securities; and

•	with respect to a distribution of junior subordinated debentures to holders of the trust securities in exchange therefor in connection with a dissolution or liquidation of the Trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom those junior subordinated debentures would be distributed.
“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.
Redemption Procedures
Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the Trust has funds on hand available for the payment of that redemption price. See also “—Subordination of Common Securities.”
If the Trust gives a notice of redemption of its trust preferred securities, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the Depository Trust Company (“DTC”) funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of those preferred securities. See “Book-Entry Issuance.” If those trust preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for those trust preferred securities funds sufficient to pay the applicable redemption price and will give that paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing those trust preferred securities.
Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of those trust preferred securities appearing on the relevant securities register on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of that deposit:
•	all rights of the holders of those trust preferred securities will cease, except the right of the holders of those trust preferred securities to receive the redemption price, but without interest on that redemption price; and

•	those trust preferred securities will cease to be outstanding.
If less than all of the trust preferred securities and common securities issued by the Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of those trust preferred securities and common securities to be redeemed will be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of those classes. The Property Trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.
Subordination of Common Securities
Payment of distributions on, and the redemption price of, the Trust’s trust preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amount of those trust preferred securities and common securities. If, however, on any distribution date or redemption date a default in the payment of interest or principal on the junior subordinated debentures has occurred and is continuing, no payment of any distribution on, or redemption price of, any of the Trust’s common securities, and no other payment on account of the redemption, liquidation, or other acquisition of those common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Trust’s trust preferred securities then due and payable.
In the case of any event of default under the trust agreement resulting from a debenture event of default, as holder of the Trust’s common securities we will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effects of all those events of default have been cured, waived, or otherwise eliminated. Until all events of default under the trust agreement with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of those trust preferred securities will have the right to direct the Property Trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
Pursuant to the trust agreement, the Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:
•	certain events of bankruptcy, dissolution, or liquidation of Wilmington Trust;

•	the distribution of a like amount of the junior subordinated debentures to the holders of trust securities, if we, as sponsor, have given written direction to the Property Trustee to dissolve the Trust, subject to our having received prior approval of the Federal Reserve Board, if required;

•	redemption of all of the Trust’s trust preferred securities, and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.
If an early dissolution occurs as described above, the Property Trustee will liquidate the Trust as expeditiously as possible by distributing to the holders of trust securities, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a like amount of the junior subordinated debentures. If the Property Trustee determines that such distribution is not practical, then the holders will be entitled to receive, out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment, or the “liquidation distribution.” If the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its trust preferred securities will be paid on a pro rata basis. The holders of the Trust’s common securities will be entitled to receive certain distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except that if certain debenture events of default have occurred and are continuing, the trust preferred securities will have a priority over the common securities.

Events of Default; Notice
Except as otherwise set forth in the relevant prospectus supplement, any one of the following events constitutes an event of default under the trust agreement (a “trust event of default”), regardless of the reason for that event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule, or regulation of any administrative or governmental body:
•	the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by the Trust (a “debenture event of default”) (see “Description of Junior Subordinated Debentures—Events of Default, Waiver, and Notice”);

•	the default by the Trust in the payment of any distribution on any trust security of the Trust when that distribution becomes due and payable, and the default continues for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any trust security of the Trust when that payment becomes due and payable;

•	the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement, other than a covenant or warranty of default in the performance of which, or the breach of which, is dealt with above, and continuation of that default or breach for a period of 90 days after written notice has been given, by registered or certified mail, to us and the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of a Trust, specifying that default or breach, requiring it to be remedied, and stating that such notice is a “Notice of Default” under the Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 90 days.
Within the 90 days after the occurrence of any trust event of default actually known to the Property Trustee, the Property Trustee will transmit notice of that trust event of default to the holders of the trust preferred securities, the Administrators and to us, as sponsor, unless that trust event of default has been cured or waived. We, as sponsor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement and advise them of any defaults.
If a debenture event of default with respect to the junior subordinated debentures held by the Trust has occurred and is continuing, the trust preferred securities of the Trust will have a preference over the Trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of a debenture event of default does not entitle the holders of trust preferred securities to accelerate the maturity of the trust preferred securities.
Removal of Trustees and Administrators
Unless a debenture event of default has occurred and is continuing, any trustee may be removed at any time by us, as the holder of the common securities. If a debenture event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the Property Trustee and the Delaware Trustee. Any administrator may be removed at any time by us, as the holder of the common securities, and in no event will the holders of the trust preferred securities have the right to vote to appoint, remove, or replace the Administrators. No resignation or removal of a trustee or administrator and no appointment of a successor trustee or administrator will be effective until the acceptance of appointment by the successor trustee or administrator, as applicable, in accordance with the provisions of the Trust Agreement.
Mergers, Consolidations, Amalgamations, or Replacements of the Trust
The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Trust Agreement. The Trust may, at our request, with the consent of the Administrators and without the consent of the holders of the trust preferred securities, the Property Trustee, or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if any one of the following events occur:
•	that successor entity either:
•	expressly assumes all of the obligations of the Trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” as long as the successor securities rank the same in priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption, and otherwise;
•	we appoint a trustee of that successor entity possessing the same powers and duties as the Property Trustee as the holder of the junior subordinated debentures;

•	if the trust preferred securities are listed on a national securities exchange or interdealer quotation system, the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed;

•	that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•	that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	that successor entity has a purpose substantially identical to that of the Trust;

•	prior to that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, we have received an opinion from independent counsel to the Trust experienced in those matters to the effect that:
•	that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•	following that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, neither the Trust nor that successor entity will be required to register as an investment company under the Investment Company Act; and
•	we or any permitted successor or assignee owns all of the common securities of that successor entity and guarantees the obligations of that successor entity under the successor securities at least to the extent provided by the guarantee.
Notwithstanding the foregoing, the Trust may not, except with the consent of all holders of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer, or lease its properties or assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement
Except as provided below and under “Description of Guarantee—Amendments and Assignment” and as otherwise required by law and the Trust Agreement, the holders of the trust preferred securities will have no voting rights.
We and the Administrators may amend the Trust Agreement and may require the Property Trustee to join in that amendment without the consent of the holders of the trust preferred securities, unless that amendment would materially and adversely affect the interests of any holder of trust preferred securities, to:
•	cure any ambiguity, correct, or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provision with respect to matters or questions arising under the Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement; or

•	modify, eliminate, or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act, or to ensure that the trust preferred securities are treated as Tier 1 regulatory capital.
We, the Administrators, and the Property Trustee may amend the Trust Agreement with:
•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with that amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status as an “investment company” under the Investment Company Act.
Without the consent of each holder of trust securities, the Trust Agreement may not be amended to:
•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after that date.
As long as the Property Trustee holds any junior subordinated debentures, neither the trustees nor the administrators may, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:
•	direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such junior subordinated debentures;

•	waive any past default that is waivable under the Junior Subordinated Indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification, or termination of the Junior Subordinated Indenture or those junior subordinated debentures where that consent is required.
If a consent under the Junior Subordinated Indenture would require the consent of each affected holder of junior subordinated debentures, no such consent may be given by the Property Trustee without the prior consent of each holder of the trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The Property Trustee will notify each holder of the trust preferred securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions the trustees will obtain an opinion of counsel experienced in those matters to the effect that such action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.
Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the Trust Agreement. The Property Trustee will call a meeting of the holders of record of the trust preferred securities at the direction of the holders of at least 25% of the aggregate liquidation amount of the outstanding trust preferred securities.
No vote or consent of the holders of trust preferred securities will be required for the Trust to redeem and cancel its trust preferred securities in accordance with the Trust Agreement.
For purposes of any vote or consent of the holders of trust preferred securities under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates, the trustees or any of their affiliates, or the administrators or any of their affiliates will be treated as if they were not outstanding.
Trust Expenses
Pursuant to the Trust Agreement, we, as sponsor, agree to pay:
•	all debts and other obligations of the Trust (other than with respect to the trust preferred securities);

•	all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees, expenses of the administrators, and the costs and expenses relating to the operation of the Trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject.
COMMON SECURITIES
In connection with the issuance of trust preferred securities, the Trust will issue one series of common securities having the terms, including distributions, redemption, voting, and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except that, upon certain events of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of the Trust will carry the right to vote to appoint, remove, or replace any of the trustees or administrators of the Trust. We will own, directly or indirectly, all of the common securities of the Trust.
DESCRIPTION OF GUARANTEE
Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when the Trust issues trust preferred securities (the “Trust Securities Guarantee”). The Trust Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wells Fargo Bank, National Association, a national banking association, will act as the guarantee trustee for purposes of the Trust Indenture Act. The statements under this caption are brief summaries of certain provisions contained in the Trust Securities Guarantee, do not purport to be complete, and are qualified in their entirety by reference to the Trust Securities Guarantee, the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The guarantee trustee will hold the trust securities guarantee for the benefit of the holders of the trust preferred securities.
Pursuant to and to the extent set forth in the Trust Securities Guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities, except to the extent paid by the Trust, as and when due, regardless of any defense, right of set-off, or counterclaim which the Trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:
•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the Trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the Trust has funds available for redemptions, relating to any trust preferred securities called for redemption by the Trust; and

•	upon a voluntary or involuntary dissolution, winding-up, or termination of the Trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:
•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

•	the amount of assets of the Trust remaining for distribution to holders of the trust preferred securities in liquidation of the Trust.
The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.
Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the Trust to pay those amounts to those holders.
The Trust Securities Guarantee will not apply to any payment of distributions except to the extent the Trust has funds available for those payments. If we do not make interest payments on the junior subordinated debentures purchased by the Trust, the Trust will not pay distributions on the trust securities and will not have funds available for those payments. See “—Status of the Guarantee.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the Trust Securities Guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.
The obligations under the Trust Securities Guarantee, when taken together with our obligations under the junior subordinated debentures, the Junior Subordinated Indenture, and the Trust Agreement, including our obligations to pay costs, expenses, debts, and liabilities of the Trust, other than those relating to trust securities, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable, and unconditional guarantee of the Trust’s obligation under its trust preferred securities.
Status of the Guarantee
The guarantee under the Trust Securities Guarantee will be unsecured and will rank:
•	subordinate and junior in right of payment to all our other liabilities in the same manner as the Junior Subordinated Indenture; and

•	equally with all other trust security guarantees that we may issue.
The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust or upon the junior subordinated debentures.
Amendments and Assignment
The Trust Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in the Trust Securities Guarantee will bind our successors, assignees, receivers, trustees, and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.
Termination of the Guarantee
The Trust Securities Guarantee will terminate upon full payment of the redemption price of all trust preferred securities, distribution of the junior subordinated debentures to the holders of the trust preferred securities, or full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. The Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities is required to repay any sums paid under the trust securities or the Trust Securities Guarantee.
Events of Default
An event of default under the Trust Securities Guarantee will occur if we fail to perform any payment or other obligation under the guarantee.
The holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Trust Securities Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Trust Securities Guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the Trust Securities Guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee, or any other person or entity.
As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable to us and to them under the Trust Securities Guarantee and advise them of any defaults.
Information Concerning the Guarantee Trustee
Prior to the occurrence of a default under the Trust Securities Guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the Trust Securities Guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Trust Securities Guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses, and liabilities which might be incurred thereby.
We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee, the Property Trustee, the Delaware Trustee, and their respective affiliates in the ordinary course of business.
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR SUBORDINATED
DEBENTURES, AND GUARANTEE
As set forth in the Trust Agreement, the sole purpose of the Trust is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:
•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	under the Junior Subordinated Indenture, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust, other than those relating to the trust securities; and

•	the Trust Agreement further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.
To the extent that funds are available, we guarantee payments of distributions and other payments due on the trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee under the Trust Securities Guarantee is a subordinated guarantee in relation to the trust preferred securities. The Trust Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of Guarantee.”
We have the right to set off any payment that we are otherwise required to make under the Junior Subordinated Indenture against any payment that we have previously made or are concurrently on the date of that payment making under the trust securities guarantee.
The Trust Securities Guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that we have made a payment of interest, principal, or other payments on the junior subordinated debentures. The obligations under the Trust Securities Guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture, and the Trust Agreement, will provide a full and unconditional guarantee of distributions, redemption payments, and liquidation payments on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable, and unconditional guarantee of the Trust’s obligations under its trust preferred securities.
If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the Trust Agreement allows the holders of the trust preferred securities to direct the Property Trustee to enforce its rights under the junior subordinated debentures. A holder of trust securities may institute a direct action if a trust agreement event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the Property Trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the Property Trustee’s rights under the junior subordinated debentures. In connection with that direct action, we will be subrogated to the rights of that holder of trust preferred securities under the Trust Agreement to the extent of any payment made by us to that holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to that unpaid distribution from the Trust.
We acknowledge that the guarantee trustee will enforce the Trust Securities Guarantee on behalf of the holders of the trust preferred securities. If we fail to make payments under the Trust Securities Guarantee, the holders of the trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the Trust Securities Guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the Trust Securities Guarantee. A holder of trust preferred securities may also directly sue us to enforce that holder’s right to receive payment under the Trust Securities Guarantee. In either case, that holder need not first (1) direct the guarantee trustee to enforce the terms of the Trust Securities Guarantee or (2) sue the related trust or any other person or entity.
A default or event of default under any of our senior debt would not constitute a default or event of default under the Junior Subordinated Indenture. However, in the event of a payment default under, or acceleration of, our senior debt, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the junior subordinated debentures until that senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debentures would constitute an event of default under the Junior Subordinated Indenture.
Limited Purpose of Trust
The trust securities evidence a beneficial interest in the Trust and the Trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in the junior subordinated debentures issued by Wilmington Trust. A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of, and interest accrued on, corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the Trust (or from us under the trust securities guarantee) if and to the extent the Trust has funds available for the payment of those distributions.
Rights Upon Dissolution
Upon any voluntary or involuntary dissolution, winding up, or liquidation of the Trust involving the liquidation of the junior subordinated debentures, after satisfaction of liabilities to creditors of the Trust in accordance with applicable law, the holders of the trust preferred securities will be entitled to receive, out of the assets held by the Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of Wilmington Trust, the Property Trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of Wilmington Trust, subordinated in right of payment to all senior debt as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the Trust Securities Guarantee and have agreed to pay for all costs, expenses, and liabilities of the Trust (other than the Trust’s obligations to the holders of its trust preferred securities), the positions of a holder of such trust preferred securities and a holder of such junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, purchase contracts, units, warrants, or rights.
BOOK-ENTRY ISSUANCE
To the extent permitted under our Certificate of Incorporation and Bylaws, we may issue series of any securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which DTC will act as depositary (the “global securities”).
Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.
Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.
DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of DTC participants.
We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.
None of Wilmington Trust, the Trust, the trustees, or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee, or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising, or reviewing any of the records of DTC, any nominee, or any DTC participant relating to those beneficial interests.
A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Exchange Act and any other applicable regulation, and we do not appoint a successor depositary within 90 days of such notice or the Company becoming aware of such ineligibility; or

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form.
Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, of like tenor, and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at our office and/or at the office(s) of the paying agents we may designate from time to time. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.
Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under any of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”), which is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others, such as U.S. and non-U.S. securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with Clearstream participants.
Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear has advised us that it was created to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
Global Clearance and Settlement Procedures
Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.
If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading between Euroclear participants and/or Clearstream customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.
PLAN OF DISTRIBUTION
We or the Trust, as applicable, may sell the securities covered by this prospectus in one or more of the following ways from time to time:
•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the means described above.
In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions to the extent not prohibited by law, regulation, or order, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment thereto).
A prospectus supplement with respect to each offering of securities will include, to the extent applicable:
•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	to the extent not contained herein, a description of the securities;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.
Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:
•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.
Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NYSE or those other securities exchanges or quotation or trading services.
Those at-the-market offerings will be conducted by underwriters acting as principal or agent of Wilmington Trust or the Trust, who may also be third-party sellers of securities as described above.
In addition, we may sell some or all of the securities covered by this prospectus through:
•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
In connection with offerings made through underwriters or agents, we and/or the Trust may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions to the extent not prohibited by law, regulation, or order. If so, the underwriters or agents may use the securities received from us or the Trust under those arrangements to close out any related open borrowings of securities.
We or the Trust may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.
We or the Trust may solicit offers to purchase the securities covered by this prospectus directly from, and we or the Trust may make sales of those securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities.
The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us or the Trust.
If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.
As one of the means of direct issuance of securities, we or the Trust may utilize the service of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of those offered securities, if so described in the applicable prospectus supplement.
We or the Trust may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us or the Trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities if any are purchased.
Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.
Unless otherwise indicated in the applicable prospectus supplement, and except for offerings of our common stock, each series of securities will be a new issue of securities and will have no established trading market. The securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.
Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In compliance with the guidelines of FINRA, no FINRA member may receive an amount of underwriting compensation in connection with a public offering of securities that is unfair or unreasonable. For determining the maximum amount of underwriting compensation considered fair and reasonable, the following factors are taken into consideration: the offering proceeds, the amount of risk assumed by the underwriter and related persons, and the type of securities being offered. FINRA guidelines note that fair and reasonable compensation generally will vary directly with the amount of risk assumed by participating members, and inversely with the dollar amount of the offering proceeds.
If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of those FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).
Selling securityholders may use this prospectus in connection with resales of the securities covered by this prospectus. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities, and the plan of distribution for those securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities of Wilmington Trust Corporation covered by this prospectus will be passed upon for us by Gerard A. Chamberlain, Esquire, Deputy General Counsel and Vice President. Mr. Chamberlain is an employee of Wilmington Trust Company and owns stock and options to purchase greater than 500 shares of stock of Wilmington Trust Corporation. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the Trust and us by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Wilmington Trust Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment,” effective January 1, 2006, and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” effective December 31, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth the estimated costs and expenses, payable by us in connection with the distribution of the securities being registered.

SEC Registration Fees	$	#
Rating Agency Fees		425,000
Printing and engraving fees		55,000
Accountant fees and expenses		450,000
Legal fees and expenses		550,000
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses		150,000
Miscellaneous expenses		70,000

Total		1,630,000	*

#	Deferred in reliance on Rule 456(b) and 457(r). Through the date hereof, we have paid $13,755 in SEC registration fees under this registration statement.

*	Plus SEC Registration Fees.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our Restated Certificate of Incorporation provides that a director will not be liable to Wilmington Trust or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware’s General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director, or is or was serving at our written request as a director, officer, employee, or agent of another entity, against liability that person suffers and expenses that person incurs. Our Bylaws provide that we may indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our officer or employee against liability that person suffers and expenses that person bears. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding, In addition, we have directors’ and officers’ liability insurance policies which, under certain circumstances, insure directors and officers against the cost of defense, settlement, or payment of judgment.
Section 145 of Delaware’s General Corporation Law provides that a corporation may indemnify its officers, directors, employees, and agents (or persons who served, at the corporation’s request, as officers, directors, employees, or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee, or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation’s best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his or her conduct was unlawful.
ITEM 16. EXHIBITS
The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference herein.

ITEM 17. UNDERTAKINGS
(a)	Each of the undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by that undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake that:
(1)	For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (‘Act’) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Wilmington Trust Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 12, 2009.

WILMINGTON TRUST CORPORATION
Dated: January 12, 2009	By:	/s/ David R. Gibson
David R. Gibson
Executive Vice President and Chief Financial Officer

* * * * *
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ted T. Cecala	Director, Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	January 12, 2009

* Robert V.A. Harra Jr.	Director, President, and Chief Operating Officer	January 12, 2009

* David R. Gibson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 12, 2009

* Kevyn N. Rakowski	Senior Vice President and Controller (Principal Accounting Officer)	January 12, 2009

* Carolyn S. Burger	Director	January 12, 2009

*	Director	January 12, 2009
Thomas L. duPont

* R. Keith Elliott	Director	January 12, 2009

* Donald E. Foley	Director	January 12, 2009

Signature	Title	Date

* Gailen Krug	Director	January 12, 2009

* Rex L. Mears	Director	January 12, 2009

* Stacey J. Mobley	Director	January 12, 2009

* Michele M. Rollins	Director	January 12, 2009

* David P. Roselle	Director	January 12, 2009

* Oliver R. Sockwell	Director	January 12, 2009

* Robert W. Tunnell Jr.	Director	January 12, 2009

* Susan D. Whiting	Director	January 12, 2009

/s/ Gerard A. Chamberlain Gerard A. Chamberlain		January 12, 2009
Attorney-in-fact

          Pursuant to the requirements of the Securities Act of 1933, Wilmington Capital Trust A certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 12, 2009.

WILMINGTON CAPITAL TRUST A

By: Wilmington Trust Corporation, as Sponsor

By:	/s/ Gerard A. Chamberlain

Gerard A. Chamberlain Administrator

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement for Debt Securities. [1]

1.2	ATM Equity Offering Sales Agreement. [2]

1.3	Form of Underwriting Agreement for Common Stock. [3]

1.4	Form of Underwriting Agreement for Preferred Stock. [3]

1.5	Form of Underwriting Agreement for Depositary Shares. [3]

1.6	Form of Underwriting Agreement for Purchase Contracts. [3]

1.7	Form of Underwriting Agreement for Units. [3]

1.8	Form of Underwriting Agreement for Warrants. [3]

1.9	Form of Underwriting Agreement for Rights. [3]

1.10	Form of Underwriting Agreement for Trust Preferred Securities. [3]

1.11	Letter Agreement including the Securities Purchase Agreement — Standard Terms incorporated therein, dated December 12, 2008, between Wilmington Trust Corporation and the United States Department of the Treasury.[12]

3.1	Amended and Restated Certificate of Incorporation of the Corporation (Commission File Number 1-14659).[4]

3.2	Amended and Restated Bylaws of the Corporation (Commission File Number 1-14659).[5]

4.1	Amended and Restated Rights Agreement dated as of December 16, 2004 between Wilmington Trust Corporation and Wells Fargo Bank, N.A. (Commission File Number 1-14659).[6]

4.2	Indenture relating to Subordinated Debt Securities dated as of May 4, 1998 between Wilmington Trust Corporation and Norwest Bank Minnesota, National Association.[7]

4.3	Form of Indenture relating to Senior Debt Securities.[8]

4.4	Form of Indenture relating to Junior Subordinated Debentures. [9]

4.5	Form of Subordinated Debt Security (included in Exhibit 4.2).

4.6	Form of Senior Debt Security (included in Exhibit 4.3).

4.7	Form of 8.50% Subordinated Note due 2018.[10]

4.8	Form of Junior Subordinated Debenture (included in Exhibit 4.4 filed herewith).

4.9	Certificate of Trust of Wilmington Trust Capital A.[9]

4.10	Trust Agreement of Wilmington Trust Capital A.[9]

EXHIBIT NO.	DESCRIPTION

4.11	Form of Amended and Restated Trust Agreement of Wilmington Trust Capital A.[9]

4.12	Form of Trust Preferred Security (included in Exhibit 4.10 filed herewith).

4.13	Form of Guarantee Agreement between Wilmington Trust Corporation, as guarantor, and Wells Fargo Bank, National Association, as trustee. [9]

4.14	Form of Preferred Stock. [3]

4.15	Form of Deposit Agreement. [3]

4.16	Form of Purchase Contracts. [3]

4.17	Form of Warrant. [3]

4.18	Form of Rights Agreement. [3]

4.19	Form of Certificate for Series A Preferred Stock.[13]

4.20	Warrant to purchase shares of Common Stock issued on December 12, 2008. [14]

5.1	Opinion of Gerard A. Chamberlain, Deputy General Counsel and Vice President of the Corporation, as to the validity of the debt securities, common stock, preferred stock, junior subordinated debentures, depositary shares, purchase contracts, units, warrants, rights, and guarantees of Wilmington Trust Corporation. [9]

5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Trust Preferred Securities of Wilmington Trust Capital A.[9]

5.3	Opinion of Gerard A. Chamberlain, Deputy General Counsel and Vice President of the Corporation, as to the validity of the preferred stock, warrants, and common stock of Wilmington Trust Corporation issued under the Purchase Agreement. [9]

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges. [9]

23.1	Consent of KPMG LLP.[9]

23.2	Consent of Gerard A. Chamberlain, Deputy General Counsel and Vice President of the Corporation (included in Exhibits 5.1 and 5.3 hereto). [9]

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto). [9]

24.1	Power of Attorney (included on signature pages to the original registration statement filed on November 29, 2007).

25.1	Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, N.A., as Trustee under the Indenture for Subordinated Debt Securities. [11]

25.2	Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, N.A., as Trustee under the Indenture for Senior Debt Securities. [9]

25.3	Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, N.A., as Trustee under the Indenture for Junior Subordinated Debentures. [9]

25.4	Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, N.A., as Trustee under the Guarantee Agreement with respect to the Trust Preferred Securities of Wilmington Trust Capital A.[9]

EXHIBIT NO.	DESCRIPTION

25.5	Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, N.A., as Trustee under the Amended and Restated Trust Agreement with respect to the Trust Preferred Securities of Wilmington Trust Capital A.[9]

[1]	Previously filed as Exhibit 1.1 to the Form S-3 of Wilmington Trust Corporation filed on March 31, 1998.

[2]	Incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of Wilmington Trust Corporation filed on September 22, 2008.

[3]	To be filed as an Exhibit to a Current Report on Form 8-K or other report to be filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

[4]	Incorporated by reference to Exhibit 3(a) to the Report on Form S-8 of Wilmington Trust Corporation filed on October 31, 1991.

[5]	Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of Wilmington Trust Corporation filed on December 22, 2004.

[6]	Incorporated by reference to Exhibit 1 to the Form 8-A/A of Wilmington Trust Corporation filed on December 22, 2004.

[7]	Previously filed as Exhibit 4.2 to the Form S-3 of Wilmington Trust Corporation filed on November 29, 2007.

[8]	Previously filed as Exhibit 4.1 to the Form S-3 of Wilmington Trust Corporation filed on March 31, 1998.

[9]	Filed herewith.

[10]	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Wilmington Trust Corporation filed on April 1, 2008.

[11]	Previously filed as Exhibit 25.1 to the Form S-3 of Wilmington Trust Corporation filed on November 29, 2007.

[12]	Previously filed as Exhibit 10.1 to the Current Report on Form 8-K of Wilmington Trust Corporation filed on December 16, 2008.

[13]	Previously filed as Exhibit 4.1 to the Current Report on Form 8-K of Wilmington Trust Corporation filed on December 16, 2008.

[14]	Previously filed as Exhibit 4.2 to the Current Report on Form 8-K of Wilmington Trust Corporation filed on December 16, 2008.